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                                PLEDGE AGREEMENT


          This PLEDGE AGREEMENT ("Agreement"), dated as of January 23, 1998, is made by HAWKER PACIFIC AEROSPACE, a California corporation ("Grantor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as lender under the Loan Agreement referred to below ("Bank") with reference to the following facts:


                                   RECITALS

          A. Pursuant to the Amended and Restated Business Loan Agreement of even date herewith between Grantor, as borrower, and Bank (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the "Loan Agreement"), Bank has agreed to extend certain credit facilities to Grantor.

          B. The Loan Agreement provides, as a condition precedent to the Bank's obligations to extend credit facilities to Grantor, that Grantor shall enter into this Agreement, and shall pledge certain Pledged Collateral (as defined herein) to Bank, all under the terms and conditions set forth in this Agreement.

                                   AGREEMENT

          NOW, THEREFORE, in order to induce the Bank to extend credit facilities to the Grantor under the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Grantor hereby represents, warrants, covenants, agrees, and pledges as follows:

     1. DEFINITIONS. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the meanings given those terms in the Loan Agreement as though set forth herein in full. The following terms shall have the meanings respectively set forth after each:

          "CERTIFICATES" means all certificates, instruments or other documents now or hereafter representing or evidencing any Pledged Securities.

          "PLEDGED COLLATERAL" means (i) any and all property of Grantor now or hereafter pledged and delivered to Bank, (ii) the Pledged Securities and the Certificates representing or evidencing same, and (iii) the Intercompany Note, and any and all proceeds and products of any of the foregoing, and any and all



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     collections, dividends, distributions, redemption payments or liquidation payments with respect to any of the foregoing, EXCEPT dividends or distributions actually paid to the Grantor as permitted under the terms of the Loan Agreement.

          "PLEDGED SECURITIES" means (i) all shares of capital stock of Hawker Pacific Aerospace Limited, an English company ("HP UK"), owned by Grantor;
     (ii) any and all securities now or hereafter issued in substitution, exchange or replacement therefor, or with respect thereto; (iii) any and all warrants, options or other rights to subscribe to or acquire any additional capital stock of HP UK; and (iv) any and all additional capital stock of HP UK.

     2.   REPRESENTATIONS AND WARRANTIES.

          (a) INCORPORATION OF TERMS. This Agreement is one of the Loan Documents referred to in the Loan Agreement. All provisions contained in the Loan Agreement that are applicable to the Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though set forth in full.

          (b) REPRESENTATIONS AND WARRANTIES OF GRANTOR. Grantor represents, warrants and agrees that: (i) it has good title to the Pledged Collateral, free from any liens, leases, encumbrances, defenses or other claims or restrictions whatsoever; (ii) the security interest in the Pledged Collateral created hereby constitutes a first, prior, and indefeasible security interest with respect to such collateral; (iii) it has the right to transfer the Pledged Collateral pursuant to this Agreement without restriction, and such collateral has been duly and validly pledged to Bank in accordance with law; (iv) it shall provide such additional endorsements, forms and writings and execute all documents and take such other action as Bank deems necessary to create and perfect a security interest in the Pledged Collateral or as Bank may at any time reasonably request in connection with the administration or enforcement of this Agreement or the administration of the Pledged Collateral.

     3.   CREATION OF SECURITY INTEREST.

          (a) PLEDGE OF PLEDGED COLLATERAL. Grantor hereby pledges to Bank and grants to Bank a security interest in and to all Pledged Collateral, together with all products, proceeds, dividends, redemption payments, liquidation payments, cash, instruments and other property, and any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to the Pledged Collateral. The security interest and pledge created by this Agreement shall continue in effect so long as any obligation is owed to Bank by Grantor under the Loan Agreement.


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          (b)  DELIVERY OF CERTAIN PLEDGED COLLATERAL.  On or before the Closing
Date, Grantor shall pledge and deliver the Certificates representing 100% of the issued and outstanding capital stock of HP UK, to Bank.

          Following the Closing Date, additional Pledged Collateral may from time to time be delivered to Bank as required pursuant to the Loan Agreement and hereunder. All Certificates at any time delivered to Bank shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Bank. Bank shall hold all Certificates pledged hereunder pursuant to this Agreement.

     4. SECURITY FOR OBLIGATIONS. This Agreement and the pledge and security interest granted herein secure the prompt payment, in full in cash, and full performance of, all obligations of Grantor under the Loan Agreement and the other Loan Documents.

     5. FURTHER ASSURANCES. Grantor agrees that at any time, and from time to time, at its own expense Grantor will promptly execute, deliver and file or record all further financing statements, instruments and documents, and will take all further actions that may be necessary or desirable, or that Bank reasonably may request, in order to perfect and protect any pledge or security interest granted hereby or to enable Bank to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to preserve, protect and maintain the Pledged Collateral and the value thereof, including, without limitation, payment of all taxes, assessments and other charges imposed on or relating to the Pledged Collateral. Grantor hereby consents and agrees that the issuers of, or obligors on, the Pledged Collateral, or any registrar or transfer agent or trustee for any of the Pledged Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Bank to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

     6. VOTING RIGHTS; DIVIDENDS; ETC. So long as no Event of Default under the Loan Agreement occurs and remains continuing:

          (a) VOTING RIGHTS. Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement, or the other Loan Documents; PROVIDED, HOWEVER, that Grantor shall not exercise, or shall refrain from exercising, any such right if it would result in a default or an Event of Default under the Loan Agreement.


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          (b)  DIVIDEND AND DISTRIBUTION RIGHTS.  Grantor shall be entitled to receive and to retain and use only those dividends or distributions paid to Grantor with respect to the Pledged Securities as permitted under the terms of the Loan Agreement; PROVIDED, HOWEVER, that any and all such dividends or distributions received in the form of capital stock shall be, and the Certificates representing such capital stock forthwith shall be, delivered to Bank to hold as Pledged Collateral and shall, if received by Grantor, be received in trust for the benefit of Bank, be segregated from the other property of Grantor, and forthwith be delivered to Bank as Pledged Collateral in the same form as so received (with any necessary endorsements).

     7. RIGHTS DURING EVENT OF DEFAULT. When an Event of Default under the Loan Agreement or this Agreement has occurred and is continuing:

          (a) VOTING, DIVIDEND, AND DISTRIBUTION RIGHTS. At the option of Bank, all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a) above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 6(b) above, shall cease, and all such rights shall thereupon become vested in Bank who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions.
Bank shall give notice thereof to Grantor; PROVIDED, HOWEVER, that (i) neither the giving of such notice nor the receipt thereof by Grantor shall be a condition to exercise of any rights of Bank hereunder, and (ii) Bank shall incur no liability for failing to give such notice.

          (b) DIVIDENDS AND DISTRIBUTIONS HELD IN TRUST. All dividends and other distributions which are received by Grantor contrary to the provisions of the Loan Agreement or this Agreement shall be received in trust for the benefit of Bank, shall be segregated from other funds of Grantor, and forthwith shall be paid over to Bank as Pledged Collateral in the same form as so received (with any necessary endorsements).

          (c) IRREVOCABLE PROXY. Grantor hereby revokes all previous proxies with regard to the Pledged Securities and appoints Bank as its proxyholder to attend and vote at any and all meetings of the shareholders of the corporations which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporations executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Grantor had personally attended the meetings or had personally voted their shares or had personally signed the written consents; PROVIDED, HOWEVER, that the proxyholder shall have rights hereunder only upon the occurrence and during the


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continuance of an Event of Default under the Loan Agreement, and that Bank shall have instructed the proxyholder to exercise voting rights with respect to the Pledged Securities or any of them. Grantor hereby authorizes Bank to substitute another person as the proxyholder and, upon the occurrence or during the continuance of any Event of Default under the Loan Agreement, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is coupled with an interest and is irrevocable until such time as all Secured Obligations have been paid and performed in full.

     8. TRANSFERS AND OTHER LIENS. Grantor agrees that, except as not prohibited under the Loan Documents, it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for liens in favor of Bank, or
(iii) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of this Agreement or any other Loan Document.

     9. BANK APPOINTED ATTORNEY-IN-FACT. After the occurrence and during the continuance of an Event of Default under the Loan Agreement, Grantor hereby irrevocably appoints Bank as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor, and in the name of Grantor, or otherwise, from time to time, in Bank's sole and absolute discretion to do any of the following acts or things: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Pledged Collateral; (b) to do any and every act which Grantor is obligated to do under this Agreement; (c) to prepare, sign, file and record, in Grantor's name, any financing statement covering the Pledged Collateral; and (d) to endorse and transfer the Pledged Collateral upon foreclosure by Bank; PROVIDED, HOWEVER, that Bank shall be under no obligation whatsoever to take any of the foregoing actions, and Bank shall have no liability or responsibility for any act (other than Bank's own gross negligence or willful misconduct) or omission taken with respect thereto. Grantor hereby agrees to repay immediately upon demand all reasonable costs and expenses incurred or expended by Bank in exercising any right or taking any action under this Agreement, together with interest as provided for in the Loan Agreement.

     10. BANK MAY PERFORM OBLIGATIONS. If Grantor fails to perform any obligation contained herein, Bank may, but without any obligation to do so and without notice to or demand upon Grantor, perform the same and take such other action as Bank may deem necessary or desirable to protect the Pledged Collateral or Bank's security interests therein, Bank being hereby authorized (without limiting the


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general nature of the authority hereinabove conferred) to pay, purchase, contest and compromise any lien which in the reasonable judgment of Bank appears to be prior or superior to Bank's security interests, and in exercising any such powers and authority to pay necessary expense, employ counsel and pay reasonable attorneys' fees. Grantor hereby agrees to repay immediately upon demand all sums so expended by Bank, together with interest from the date of expenditure at the rates provided for in the Loan Agreement. Bank shall not be under any duty or obligation to (i) preserve, maintain or protect the Pledged Collateral or any of any Grantor's rights or interest therein, (ii) exercise any voting rights with respect to the Pledged Collateral, whether or not an Event of Default under the Loan Agreement has occurred or is continuing, or (iii) make or give any notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notice of any other nature whatsoever in connection with the Pledged Collateral on behalf of Grantor or any other Person having any interest therein; and Bank does not assume and shall not be obligated to perform the obligations of Grantor, if any, with respect to the Pledged Collateral.

     11. REASONABLE CARE. Bank shall in all events be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which Bank accords its own property, it being understood that Bank shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Bank has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

     12.  EVENTS OF DEFAULT AND REMEDIES.

          (a) RIGHTS UPON EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement, Grantor shall be in default hereunder and Bank shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Bank may have under this Agreement and under applicable law or in equity, all of its rights and remedies as a secured party under the Uniform Commercial Code as enacted in any such jurisdiction, and in addition the following rights and remedies, all of which may be exercised with or without further notice to Grantor:

               (1) to notify any issuer of any Pledged Securities, and any and all other issuers of or obligors on any Pledged Collateral, that the same has been pledged to Bank and that all dividends and other payments thereon are to be made directly and exclusively to Bank; to renew, extend, modify, amend,


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     accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to Bank, in whole or in part, the Pledged Collateral and any amounts owing thereon or any guaranty or security therefor; to enter into any other agreement relating to or affecting the Pledged Collateral; and to give all consents, waivers and ratification with respect to the Pledged Collateral and exercise all other rights (including voting rights), powers and remedies and otherwise act with respect thereto as if Bank were the owner thereof;

               (2) to enforce payment and prosecute any action or proceeding with respect to any and all of the Pledged Collateral and take or bring, in Bank's name or in the name of Grantor, all steps, actions, suits or proceedings deemed by Bank necessary or desirable to effect collection of or to realize upon the Pledged Collateral;

               (3) in accordance with applicable law, to take possession of and operate or control the Pledged Collateral with or without judicial process;

               (4) to endorse, in the name of Grantor, all checks, notes, drafts, money orders, instruments and other evidences of payment relating to the Pledged Collateral;

               (5) to transfer any or all of the Pledged Collateral into the name of Bank or its nominee or nominees; and

               (6) in accordance with applicable law, to foreclose the liens and security interests created under this Agreement or under any other agreement relating to the Pledged Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker's board or securities exchange, in lots or in bulk, for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Bank;

all at the sole option of and in the sole discretion of Bank.

          (b) NOTICE OF SALE. Bank shall give Grantor at least five (5) days' written notice of sale of all or any part of the Pledged Collateral. Any sale of the Pledged Collateral shall be held at such time or times and at such place or places as Bank may determine in the exercise of their sole and absolute discretion. Bank may bid (which bid may be, in whole or in part, in the form of cancellation of Secured Obli-


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gations) for and purchase for the account of Bank or any nominee of Bank the whole or any part of the Pledged Collateral. Bank shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. Bank may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

          (c) PRIVATE SALES. Whether or not any of the Pledged Collateral has been effectively registered under the Securities Act of 1933 or other applicable laws, Bank may, in its sole and absolute discretion, sell all or any part of the Pledged Collateral at private sale in such manner and under such circumstances as Bank may deem necessary or advisable. Without limiting the foregoing, Bank may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any of the Pledged Collateral is sold at private sale, Grantor agrees that if the Pledged Collateral is sold for a price which Bank in good faith believe to be reasonable, then (A) the sale shall be deemed to be commercially reasonable in all respects, (B) Grantor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (C) Bank shall not incur any liability or responsibility to Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Grantor recognizes that a ready market may not exist for Pledged Collateral which is not regularly traded on a recognized securities exchange, and that a sale by Bank of any such Pledged Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of Pledged Collateral or Pledged Collateral that is privately traded.

          (d) TITLE OF PURCHASERS. Upon consummation of any sale of Pledged Collateral pursuant to this Section 12, Bank shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and appraisal which they now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, Bank shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Bank, and any Pledged Collateral so sold may be retained by Bank until


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the sale price is paid in full by the purchaser or purchasers thereof.  Bank shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Pledged Collateral so sold, and, in case of any such failure, the Pledged Collateral may be sold again upon like notice.

          (e) DISPOSITION OF PROCEEDS OF SALE. The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Pledged Collateral shall be applied, FIRST, to the reasonable costs and expenses (including reasonable attorneys: fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Pledged Collateral, and the like; SECOND, to the satisfaction of all Secured Obligations, with application as to any particular Secured Obligations to be in the order set forth in the Loan Agreement or other Loan Documents; and, THIRD, to all other indebtedness secured hereby in such order and manner as Bank in its sole and absolute discretion may determine.

     13. OTHER AGREEMENTS. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement in connection with the Secured Obligations, whether or not executed by the Grantor, but each and every term and condition hereof shall be in addition thereto.

     14. COVENANT NOT TO ISSUE UNCERTIFICATED SECURITIES. Grantor represents and warrants to Bank that all of the capital stock of and each of its Affiliates that is a corporation is in certificated form (as contemplated by Article 8 of the Uniform Commercial Code as enacted in California), and covenants to Bank that it will not cause or permit any Affiliate to issue any capital stock in uncertificated form or seek to convert all or any part of its existing capital stock into uncertificated form (as contemplated by Article 8 of the Uniform Commercial Code as enacted in California).

     15. COVENANT NOT TO DILUTE INTERESTS OF BANK IN PLEDGED SECURITIES. Grantor represents, warrants and covenants to Bank that it will not at any time cause or permit any corporation whose securities constitute Pledged Collateral to issue any additional capital stock, or any warrants, options or other rights to acquire any additional capital stock PROVIDED that Grantor may cause or permit management of Grantor to receive capital stock of Grantor and options to acquire the same provided that concurrently with the issuance thereof the same are delivered in pledge to the Bank hereunder.


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          IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed as of the date first above written.

                                       "Grantor"

                                       HAWKER PACIFIC AEROSPACE, a California
                                       corporation


                                       By: /s/ Brian Aune
                                          ---------------------------------

                                           Brian Aune  CFO
                                          ---------------------------------
                                              Printed Name and Title


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